SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2003

HORIZON GROUP PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-24123	38-3407933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4200 Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 917-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2. Acquisition or Disposition of Assets

Pursuant to a Partnership Interests Purchase Agreement dated as of June 13, 2003 (the “Purchase Agreement”) among The Prime Group, Inc., an Illinois corporation (“Prime”); Huntley Development Company, an Illinois corporation (“HDC”); Prime/Huntley Meadows Residential, Inc., an Illinois corporation (“P/HMRI”); PGLP Holdings, L.L.C., a Delaware limited liability company (“PGLP Holdings”); Horizon Group Properties, Inc., a Maryland corporation (“HGPI”, or together with its subsidiaries, the “Company”); Horizon Huntley Finance LLC, a Delaware limited liability company (“Huntley Finance”); and Horizon Huntley LLC, a Delaware limited liability company (“Horizon Huntley”), the partnership interests in Huntley Development Limited Partnership (“HDLP”) and Huntley Meadows Residential Venture (“HMRV”) (or together, the “Huntley Partnerships”) were purchased by Horizon Huntley and Huntley Finance, indirect subsidiaries of HGPI.  The purchase price for the partnership interests was $9.3 million and the assumption of the liabilities of the Huntley Partnerships (the “Transaction”).

As additional consideration for the partnership interests, the Huntley Partnerships granted to Prime, and certain of its affiliates, a participation interest of 26% of the net cash flow distributed by the Huntley Partnerships (the “Prime Participation Interest”) with respect to the interests acquired by the Company in the Transaction. No amount is payable to Prime until the Company has received distributions from the Huntley Partnerships in excess of the purchase price plus advances made by the Company to the Huntley Partnerships plus a 40% return on such amounts compounded quarterly.  Aggregate amounts paid pursuant to the Prime Participation Interest shall not exceed $5.0 million.

The Company had received a 3.25% net profits interest in the Huntley Partnerships in connection with a $1.3 million loan the Company made to Retail Partners Limited Partnership and Retail Partners, Inc. (together “Retail Partners”), affiliates of Prime, in March 2003.  Prior to the Transaction, the principal balance on the loan to Retail Partners was $840,000, of which $340,000 was repaid in connection with the closing of this transaction.  For further information regarding this transaction, please see the Company’s Current Report on Form 8-K dated as of March 17, 2003.

The Huntley Partnerships own approximately 654.9 acres of land located in Huntley, Illinois which is security for a mortgage loan from Beal Bank, S.S.B. (“Beal Bank”) to HDLP with a principal balance of $10.7 million at June 13, 2003 (the “Huntley Beal Loan”).  This loan requires monthly payments of interest at a rate equal to the greater of (i) the Wall Street Journal Prime Rate plus four percent (4%) or (ii) twelve percent (12%) per annum.  Net proceeds from land and TIF Bond (as defined herein) sales are required to be applied to the outstanding principal balance of the Huntley Beal Loan and, until its maturity, are the only allowed source of funds for principal repayment.  The loan matures on October 31, 2003, but allows for a one-year extension.  The Company requested an extension of the maturity date to October 31, 2005.  There can be no assurance that this extension will be granted.  The Huntley Beal Loan is guaranteed by HGPI.

Pursuant to the terms of the Amended and Restated Agreement and Assignment of Net Profits Interest dated October 27, 1999, as later amended (the “Beal Net Profits Agreement”), Beal Bank has a 35% interest in the Net Profits of the Huntley Partnerships, subject to certain preferences in their distribution.  Net cash generated by the Huntley Partnerships is to be distributed in the following order:  first to the owners of the Huntley Partnerships in the amount of the Approved Contributions (which total approximately $11.5 million at June 13, 2003), from which the Huntley Partnerships are required to repay the Huntley Beal Loan (see previous paragraph), second to Beal Bank for the Beal Account (which has a balance of $6.5 million at June 13, 2003), third to the Huntley Partnerships for its account (which has a balance of $12.1 million at June 13, 2003) and thereafter, 35% to Beal Bank and 65% to the Huntley Partnerships.  The Approved Contributions include operating and development expenses funded by the Company for the Huntley Partnerships (excluding interest on the Huntley Beal Loan).  The Approved Contributions, the Huntley Partnerships account and the Beal Account accrue interest per the terms of the Beal Net Profits Agreement.  On the maturity date of the Huntley Beal Loan, the Huntley Partnerships are required to pay Beal Bank the fair market value of Beal Bank's Net Profits interest. Certain affiliates of Prime have continuing guarantees related to the Beal Net Profits Agreement. The Company has indemnified them against any liability in connection with their guarantees. Capitalized terms in this paragraph which are not defined herein shall have the meanings given such terms in the Beal Net Profits Agreement, as amended.

Gary Skoien, Chairman, CEO and President of HGPI is also the Executive Vice President and Chief Operating Officer of Prime. In connection with his employment with Prime, Mr. Skoien was previously granted an interest (the “Skoien Net Profits Interest”) in the net proceeds generated by the Huntley Partnerships, which he retained after the Transaction.  The Skoien Net Profits Interest consists of a 9.675% participation in the Net Cash Flow (as defined in Mr. Skoien’s Net Profits Agreement) distributed to the Company (excluding distributions of all amounts contributed or advanced by the Company to the Huntley Partnerships plus interest per the terms of the agreement).

In 1993, the Village of Huntley (the “Village”) created a Tax Increment Financing District (the “TIF District”) which was authorized to issue up to $108.0 million of tax-exempt, tax-increment bonds (the “TIF Bonds”) to reimburse the Huntley Partnerships for a portion of the land cost and the cost of public infrastructure improvements.  In 1995, the Village sold $7.0 million of Series A bonds and $14.0 million of Series B bonds.  The Huntley Partnerships own the Series C bonds with a total principal value of $25.0 million plus accrued interest.  The Series C bonds are subordinate to the Series A and Series B bonds and are entitled to the tax increment remaining after the debt service requirements of the Series A and B bonds have been satisfied.  Currently there is no portion of the tax increment available to the Series C bonds.

The TIF Bonds are scheduled to be repaid from (a) 100% of the increase in real estate taxes above those in place when the TIF District was created, and (b) one-half of the Village’s one percent (1%) sales tax collected on retail sales occurring within the TIF District.  The TIF District contains approximately 600 acres of land owned or previously owned by the Huntley Partnerships.  The Huntley Partnerships deposited $700,000 in Series A debt service reserve funds and $3.09 million in Series B debt service reserve funds as security for the payment of principal and interest on the TIF Bonds.  To the extent the reserve funds are not needed to service the bonds, they will be returned to the Huntley Partnerships.  These funds are held in interest bearing accounts under the control of the trustee and total approximately $3.6 million at June 13, 2003.

As additional security for the Series B bonds, the Huntley Partnerships granted a mortgage to U.S. Bank Trust National Association (“US Bank”), as trustee for the holders of the Series B bonds on approximately 131 acres of land (the “US Bank Mortgage”).  Upon the sale of any parcel of land subject to the US Bank Mortgage, such parcel will be released from the US Bank Mortgage provided that the Huntley Partnerships deposit into a collateral account (the “US Bank Collateral Account”) an amount equal to the greater of (i) 50% of the July 1997 appraised value or (ii) an amount per square foot of the parcel sold as set forth in Exhibit B to the Amended and Restated Intercreditor Agreement dated as of December 14, 1999 by and among HDLP, Beal Bank and US Bank.  Amounts deposited into the US Bank Collateral Account are released to the Huntley Partnerships once a certificate of occupancy has been issued for the subject land parcel.  The balance in the US Bank Collateral Account was approximately $1.5 million at June 13, 2003.  Based on a third-party review of the current incremental real estate and sales tax revenue and the  available debt service reserve funds, the Company believes that there are sufficient funds to make the scheduled debt service payments on the Series A and B bonds and, thus, no liability will be attributed to obligations related to the Series B bonds and the US Bank Mortgage on its balance sheet.

The Company funded the Transaction with the proceeds of a $9.1 million loan from Amster Trading Company, an affiliate of Howard Amster, a director and significant shareholder of the Company (the “Huntley Amster Loan”).  The Huntley Amster Loan bears interest at a rate of 11.0% per annum, payable monthly, and matures on June 12, 2004, with the option for a one-year extension.  A one percent (1%) origination fee was paid to Amster Trading Company. The Huntley Amster Loan may not be prepaid in whole or in part prior to September 1, 2003 and thereafter requires a prepayment fee according to the following schedule:

Prepayment made during the period:	Prepayment Fee
September 1, 2003 to September 30, 2003	3.0%
October 1, 2003 to October 31, 2003	2.0%
November 1, 2003 to January 31, 2004	1.0%
After January 31, 2004	0.0%

The Huntley Amster Loan is guaranteed by HGPI and Horizon Group Properties, L.P. (“HGP LP”) and is secured by a pledge of the partnership interests in HDLP and HMRV, subject to any required consent of the mortgagee or other senior lender of the development.

Gary Skoien, Chairman, CEO and President of HGPI is also the Executive Vice President and Chief Operating Officer of Prime and retains a net profits interest in the Huntley Partnerships.  An affiliate of Howard Amster, a director and significant shareholder of the Company, provided the loan which funded the acquisition of the partnership interests.  Neither Mr. Skoien nor Mr. Amster was present during the open discussion and voting portions of the meetings of the Company’s board of directors regarding the acquisition.

Copies of the acquisition documents and the various loan and net profits interests documents are attached hereto as exhibits.  The press release issued by the Company on June 13, 2003 is also attached as an exhibit.

ITEM 7.  Financial Statements and Exhibits.

(a)                                  Financial Statements

Financial statements required with respect to the transactions described in Item 2 above will be filed by amendment to this Form 8-K within 60 days after the required filing date for this Form 8-K.

(b)                                 Pro Forma Financial Information

Pro forma financial information required with respect to the transactions described in Item 2 above will be filed by amendment to this Form 8-K within 60 days after the required filing date for this Form 8-K.

(c)                                  Exhibits.

Exhibit Number	Description

10.92

Partnership Interests Purchase Agreement dated as of June 13, 2003 among The Prime Group, Inc., Huntley Development Company, Prime/Huntley Meadows Residential, Inc., PGLP Holdings, L.L.C., Horizon Group Properties, Inc., Horizon Huntley Finance LLC and Horizon Huntley LLC

10.93

Assignment and Assumption Agreement – Huntley Development Limited Partnership dated as of June 13, 2003 by and among The Prime Group, Inc., Huntley Development Company, Horizon Huntley LLC and Horizon Huntley Finance LLC

10.94

Assignment and Assumption Agreement – Huntley Meadows Residential Venture dated as of June 13, 2003 by and among PGLP Holdings, L.L.C., Prime/Huntley Meadows Residential, Inc., Horizon Huntley LLC and Horizon Huntley Finance LLC

10.95

Indemnification and Guaranty Agreement dated as of June 13, 2003 by Horizon Huntley Finance LLC, Horizon Huntley LLC, and Horizon Group Properties, Inc. in favor of The Prime Group, Inc., Prime Group Limited Partnership, Prime Group II, L.P., Prime Group III, L.P., and Michael W. Reschke

10.96	Amended, Restated and Increased Promissory Note dated January 30, 2002 between Huntley Development Limited Partnership and Beal Bank, S.S.B.

10.97	Letter Agreement dated January 30, 2002 between Huntley Development Limited Partnership and Beal Bank, S.S.B.

10.98	Third Modification and Extension Agreement dated January 30, 2002 by and among Huntley Development Limited Partnership, The Prime Group, Inc. and Beal Bank, S.S.B.

10.99	Fourth Modification Agreement dated June 13, 2003 by and among Huntley Development Limited Partnership, The Prime Group, Inc., Horizon Group Properties, Inc. and Beal Bank S.S.B.

10.100	Guaranty Agreement dated as of October 27, 1999 by The Prime Group, Inc. in favor of Beal Bank, S.S.B.

10.101	Guaranty Agreement dated June 13, 2003 by Horizon Group Properties, Inc. in favor of Beal Bank, S.S.B.

10.102	Mortgage, Security Agreement, and Assignment of Leases and Rents executed October 27, 1999 by Huntley Development Limited Partnership in favor of Beal Bank, S.S.B.

10.103

First Amendment to Mortgage, Security Agreement and Assignment of Leases and Rents and Related Documents dated December 29, 1999 by and among Huntley Development Limited Partnership, The Prime Group, Inc. and Beal Bank, S.S.B.

10.104	Amended and Restated Agreement and Assignment of Net Profits Interest dated October 27, 1999 by Huntley Development Limited Partnership and Huntley Meadows Residential Venture unto Beal Bank, S.S.B.

10.105

First Amendment to Amended and Restated Agreement and Assignment of Net Profits Interest dated January 30, 2002 by Huntley Development Limited Partnership and Huntley Meadows Residential Venture and Beal Bank, S.S.B.

10.106

Amended and Restated Mortgage and Security Agreement dated as of December 14, 1999 by Huntley Development Limited Partnership in favor of and for the benefit of U.S. Bank Trust National Association formerly known as First Trust National Association

10.107

Amended and Restated Intercreditor Agreement dated as of December 14, 1999 by and among Huntley Development Limited Partnership, Beal Bank, S.S.B., and U.S. Bank Trust National Association formerly known as First Trust National Association

10.108	Promissory Note dated June 12, 2003 between Horizon Huntley LLC and Amster Trading Company

99.8	Press release issued by the Company on June 13, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GROUP PROPERTIES, INC.

Date:	June 30, 2003	By:	/s/ David R. Tinkham
		Name:	David R. Tinkham
		Title:	Chief Financial Officer and Secretary